CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 82 to Registration Statement (File No. 33-11466) on Form N-1A of our report dated February 12, 2021, relating to the financial statements and financial highlights of Ivy VIP Asset Strategy, Ivy VIP Balanced, Ivy VIP Core Equity, Ivy VIP Corporate Bond, Ivy VIP Energy, Ivy VIP Global Bond, Ivy VIP Global Equity Income, Ivy VIP Global Growth, Ivy VIP Government Money Market, Ivy VIP Growth, Ivy VIP High Income, Ivy VIP International Core Equity, Ivy VIP Limited-Term Bond, Ivy VIP Mid Cap Growth, Ivy VIP Natural Resources, Ivy VIP Pathfinder Aggressive, Ivy VIP Pathfinder Conservative, Ivy VIP Pathfinder Moderate, Ivy VIP Pathfinder Moderate – Managed Volatility, Ivy VIP Pathfinder Moderately Aggressive, Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility, Ivy VIP Pathfinder Moderately Conservative, Ivy VIP Pathfinder Moderately Conservative – Managed Volatility, Ivy VIP Science and Technology, Ivy VIP Securian Real Estate Securities, Ivy VIP Small Cap Core, Ivy VIP Small Cap Growth, and Ivy VIP Value, each a series of Ivy Variable Insurance Portfolios, appearing in the Annual Report on Form N-CSR of Ivy Funds for the year ended December 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Policy on Disclosure of Portfolio Holdings (Disclosure Policy)”, “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri

April 26, 2021